Exhibit 10.2

EXECUTION COPY

MACK-CALI REALTY CORPORATION

2013 INCENTIVE STOCK PLAN

STOCK OPTION AGREEMENT

MAG PARTNERS 2.0 LLC

This Stock Option Agreement (this “Agreement”) between Mack-Cali Realty Corporation (the “Company”) and MAG Partners 2.0 LLC (the “Optionee”) shall be effective as of July 24, 2020 (the “Grant Date”) and is delivered under the Mack-Cali Realty Corporation 2013 Incentive Stock Plan (as amended from time to time, the “Plan”).

WITNESSETH:

1.                  Grant of this Option:

(a)               Grant: Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, an option (this “Option”) to purchase from the Company all or any part of:

(i)                 230,000 Shares at a purchase price per Share equal to $14.39, subject to adjustment as provided herein and in the Plan (the “Regular Options”); and

(ii)               100,000 Shares at a purchase price per Share equal to $20.00, subject to adjustment as provided herein and in the Plan (the “Premium Options”).

The Shares subject to this Option are collectively referred to as the “Option Shares.”

(b)               Shareholder Approval Required for Certain Options. Notwithstanding anything to the contrary in this Agreement, 57,505 of the Regular Options and all of the Premium Options (together, the “Approval-Subject Options”) are granted expressly subject to and conditioned upon (and may not be exercised, in whole or in part, until) the approval by the Company’s stockholders at or before the Company’s 2021 Annual Meeting of Stockholders of a sufficient increase in the number of Shares available for issuance under the Plan to cover the Approval-Subject Options. If such stockholder approval is not obtained at or before the 2021 Annual Meeting of Stockholders, then Approval-Subject Options shall be immediately forfeited for no consideration immediately following such 2021 Annual Meeting. The Company acknowledges and agrees that it will put forth such a shareholder proposal at or before such 2021 Annual Meeting and will recommend that its shareholders approve such proposal (and will cause the Option Shares to be covered under an effective Form S-8 Registration Statement). In addition, if a Change in Control is consummated prior to the date of such shareholder approval, and the Option has not otherwise been forfeited as provided in Section 2(b), then upon the consummation of such Change in Control, the Approval-Subject Options shall be canceled and in lieu thereof Optionee shall be entitled to receive a cash payment equal to the sum of (1) the product of (x) the number of Option Shares subject to the portion of the Regular Option included in the Approval-Subject Options that is outstanding as of immediately prior to such Change in Control, multiplied by (y) the excess, if any, of the per share price of the consideration received by holders of the Shares in such Change in Control over the per share exercise price of the Regular Options described in Section 1(a)(i), and (2) the product of (x) the number of Option Shares subject to the portion of the Premium Option that is outstanding as of immediately prior to such Change in Control, multiplied by (y) the excess, if any, of the per share price of the consideration received by holders of the Shares in such Change in Control over the per share exercise price of the Premium Options described in Section 1(a)(ii); provided, however, that if either of clauses (1) or (2) above would be a negative number, such clause that otherwise would be a negative number shall be deemed to equal $0.00 for purposes of determining the amount payable to Optionee.

2.                  Terms and Conditions: It is understood and agreed that this Option evidenced hereby is not intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). This Option may be exercised from time to time subject to the following:

(a)               Expiration Date: This Option shall expire on the tenth (10th) anniversary of the Grant Date, unless earlier terminated as provided in Section 1(b) or 2(b).

(b)               Vesting and Forfeiture of Option; Forfeiture of Shares; Exercise: This Option is fully vested as of the Grant Date; provided, however, that this Option and any Shares received upon exercise of this Option shall immediately terminate and be forfeited for no consideration (other than a return of cash actually used to pay the exercise price of the options, if applicable, but not in an amount greater than the then Fair Market Value of the Shares so forfeited) if (x) Optionee’s engagement with the Company ends because (i) the Board has terminated such engagement or MaryAnne Gilmartin’s (“Principal”) appointment as the Company’s interim Chief Executive Officer, in each case, for Cause (as defined below), or (ii) Optionee terminates its engagement with the Company (which shall be deemed to occur if Principal resigns her appointment as interim Chief Executive Officer of the Company) prior to the date that is six (6) months following the date of Principal’s appointment as interim Chief Executive Officer of the Company (other than (A) due to a material breach of such engagement by the Company or (B) as the result of Principal becoming the permanent CEO of the Company), or (y) Optionee fails to satisfy the Insurance Condition, as defined in Optionee’s letter agreement with the Company, dated as of July 24, 2020. Any outstanding portion of this Option may be exercised by Optionee from time to time (in the case of the Approval-Subject Options, subject to shareholder approval being attained as described in Section 1(b)) by written notice to the Company specifying the number of Option Shares as to which this Option is being exercised (which may be in electronic form pursuant to procedures established by the Company).

For purposes of this Agreement, “Cause” means that Optionee or Principal has committed any of the following acts or omissions: (i) willful and continued failure to use best efforts to perform duties to the Company (other than any such failure resulting from Principal’s incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes Optionee or Principal have not performed such duties, (ii) material and continued failure to comply with Optionee’s or Principal’s obligations under any written policy of the Company applicable to Optionee or Principal for a period of thirty (30) days after written demand for substantial compliance is delivered by the Company specifically identifying the manner in which the Company believes Optionee or Principal have not substantially complied, (iii) any act of fraud, embezzlement, misappropriation, or misuse for personal benefit of the assets or property of the Company, or (iv) a conviction or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof. For purposes of this definition of “Cause,” no act or failure to act shall be considered “willful” unless done, or omitted to be done, in good faith and without reasonable belief that such action or omission was in furtherance of, or not opposed to, the interests of the Company. Any determination of Cause by the Company will be made by the Board at a duly held meeting of the Board (held after reasonable notice to Optionee and Principal and reasonable opportunity for Optionee and Principal, together with counsel, to be heard before the Board at such meeting) and pursuant to resolutions duly adopted by the affirmative vote of the majority of the Board present and voting at such meeting finding that in the good faith opinion of the Board after reasonable investigation that Optionee or Principal has engaged in acts or omissions constituting Cause, provided that no such determination may be made until Optionee or Principal has been given written notice detailing the specific Cause event and, where applicable, the lapsing of any cure period.

(c)               Payment of Purchase Price Upon Exercise: At the time of any exercise, the purchase price of the Option Shares as to which this Option is being exercised shall be paid by Optionee to the Company (i) in cash, (ii) at the option of the Optionee, in Shares (including Option Shares), valued at the mean of the high and low sale prices of such stock on the New York Stock Exchange on the day of exercise (or via a broker-assisted “cashless exercise” procedure made available by the Company), or (iii) at the option of Optionee, a combination thereof.

(d)               Non-transferability: This Option shall not be transferable and may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed by Optionee other than by will or by the laws of descent and distribution (in which case, such transferee shall succeed to the rights and obligations of Optionee hereunder). During the lifetime of Optionee, this Option shall be exercisable only by Optionee. If Optionee or anyone claiming under or through Optionee attempts to violate this Section, such attempted violation shall be null and void and without effect. Notwithstanding the foregoing, Optionee may transfer the Option to Principal, and in such case, Principal (and her heirs, estate or beneficiaries, as applicable), shall be permitted to exercise the Option.

(e)               No Rights as Stockholder: Optionee shall have no rights as a stockholder with respect to any Shares subject to this Option prior to the date of issuance to Optionee of a certificate or certificates for such shares (or evidence of book entry shares being recorded in the Company’s books and records).

(f)                No Rights to Continued Engagement: This Option shall not confer upon Optionee or Principal any right to continued engagement with the Company or any subsidiary of the Company, or limit in any respect the right of the Company, the Board, or any subsidiary to terminate such engagement or service at any time.

(g)               Compliance With Laws and Regulations: This Option and the obligation of the Company to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to (i) the listing of such shares on any stock exchange on which the Shares may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Board or the Committee shall, in its sole discretion, determine to be necessary or advisable. Moreover, this Option may not be exercised if its exercise, or the receipt of Shares pursuant thereto, would be contrary to applicable law.

Optionee hereby acknowledges that the Shares which Optionee may acquire by exercising this Option shall not be sold, transferred, assigned, pledged, or hypothecated in the absence of an effective registration statement for the Shares under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Optionee also agrees that the Shares which Optionee may acquire by exercising this Option shall not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

3.                  Withholding and Taxes: If required under applicable law, in connection with the exercise of this Option, the Optionee will pay to the Company any United States federal, state, or local or foreign taxes of any kind required by law to be withheld with respect to such amount (the “Withholding Amount”). Payment of the Withholding Amount shall be made by the Optionee at Optionee’s election either (x) in cash, or (y) by transferring to the Company such number of Shares (including by withholding Option Shares) with a value equal to the Withholding Amount (or via a broker-assisted “cashless exercise” procedure made available by the Company). The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee. The Option is intended to comply with Proposed Treasury Regulation 1.409A-1(b)(5)(iii)(E) and will be interpreted accordingly.

4.                  Adjustment Provisions: In the event of (i) changes in the Shares by reason of stock dividends, spin-offs, split-ups, or combination of shares, reclassifications, recapitalizations, mergers, consolidation, reorganizations, or liquidations or (ii) any spin-off, extraordinary dividend, or distribution of assets, then in either case, appropriate adjustments shall be made by the Committee in (a) the number and class of shares thereafter subject to this Option and (b) the purchase price for the Option Shares as set forth above, in each case to prevent dilution or enlargement of the Optionee’s rights hereunder. Whether any adjustment or modification is required, and the amount thereof, shall be determined by the Committee, which determination shall be final and binding on all interested parties.

5.                  Corporate Action by the Company: Existence of this Option shall not impair the right of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in its capital structure or business, to consummate any merger or consolidation of the Company, to issue bonds, debentures, preferred, or prior preference stocks ahead of or affecting the Shares or the rights thereof, to dissolve or liquidate the Company, to sell or transfer all or any part of its assets or business, or to do or take any other corporate act or proceeding it or they might have done or taken if this Option was not in existence.

6.                  Interpretation: As a condition of granting of this Option, Optionee, and each person who succeeds to Optionee’s rights hereunder, agrees that any dispute or disagreement which shall arise out of or by reason of this Option shall be determined by the Committee in its sole discretion and such determination shall be final and binding on all interested parties. If no Committee is acting, its functions shall be performed by the Board, and each reference herein to the Committee shall, in that event, be deemed to refer to the Board. By accepting this grant or other benefit under the Plan, Optionee and each person claiming under or through Optionee shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, the terms of the Plan.

7.                  Optionee Bound by Plan. The Plan is incorporated herein by reference and made a part hereof. The Plan shall govern in all aspects of this Agreement except as otherwise specifically stated herein. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise defined, capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Plan. The Plan should be carefully examined before any decision is made to exercise this Option.

8.                  Notices: Any notice hereunder to the Company shall be addressed to it at its principal office, and any notice hereunder to Optionee shall be addressed to Optionee at the residence address of Optionee as noted in the Company’s files, subject to the right of either party to designate at any time hereafter in writing some other address.

9.                  Binding Effect: This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Optionee.

10.              Entire Agreement. This Agreement and the Plan contains the entire understanding of the Company and Optionee with respect to the subject matter hereof. For the avoidance of doubt, the grant of this Option is in complete satisfaction of the equity grant described in Optionee’s letter agreement with the Company, dated as of July 24, 2020.

11.              Governing Law: This Agreement and the rights and obligations of the parties hereto shall be governed by the laws of the State of Maryland.

OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED HEREIN BY REFERENCE, EXPRESS OR IMPLIED, SHALL CONFER UPON OPTIONEE OR PRINCIPAL ANY RIGHT WITH RESPECT TO CONTINUATION OF ENGAGEMENT WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S OR PRINCIPAL’S ENGAGEMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

[signature page follows]

IN WITNESS WHEREOF, Mack-Cali Realty Corporation has caused this Agreement to be executed by its duly authorized officer, and Optionee has executed this Agreement, both as of the date and year first above written.

OPTIONEE:		MACK-CALI REALTY CORPORATION
MAG PARTNERS 2.0 LLC

By:	/s/ MaryAnne Gilmartin	By:	/s/ Gary T. Wagner
Name:	MaryAnne Gilmartin	Name:	Gary T. Wagner
Title:		Title:	General Counsel and Secretary

[Signature Page to Option Agreement]